CONSENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY

EXHIBIT 23.1

PricewaterhouseCoopers Zhong Tian CPAs Limited Company [LOGO]

[Chinese characters]

18th Floor Beijing Kerry Centre 1 Guang Hua Lu Chao Yang District Beijing 100020 People’s Republic of China Telephone +86 (10) 6561 2233 Facsimile +86 (10) 8529 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A (No. 333-100069) of our report dated June 2, 2004 relating to the financial statements, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

August 4, 2004